Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Global Business Travel Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Secondary Offering: Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”)	457(c)	492,628,569	$6.98	$3,438,547,411.62	.0000927	$318,753.35
	Warrants	Secondary Offering: Private placement warrants to purchase Class A Common Stock	457(g)	12,224,134				(3)
	Warrants	Secondary Offering: Public warrants to purchase Class A Common Stock	457(g)	10,000				(3)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$3,438,547,411.62		$318,753.35
	Total Fees Previously Paid							$583,685.35
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock (4)	36,627,257(5)	$287,523,967.45	S-4	333-261820	May 4, 2022
Equity	Class A Common Stock issuable upon exercise of warrants(4)	39,451,134(5)	$453,688,041.00	S-4	333-261820	May 4, 2022

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $7.69 (high) and $6.27 (low) sale price of the Registrant's Class A Common Stock as reported on the NYSE on June 13, 2022, which date is within five business days prior to filing this Registration Statement.

(3)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(4)	No registration fee is payable in connection with the 76,078,391 shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon exercise of warrants) that were previously registered under Form S-4 as amended (File No. 333-261820) which was declared effective on May 4, 2022 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 1,020,397 shares of common stock that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $10,101,930.30. See “Statement Pursuant to Rule 429” in this registration statement.

(5)	76,078,391 shares of Class A Common Stock registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

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